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                                                                       Exhibit 5
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                        [Hunton & Williams Letterhead]



                               February 8, 2001

Lowe's Companies, Inc.
1605 Curtis Bridge Road
Wilkesboro, North Carolina 28697


                   Shelf Registration Statement on Form S-3
       Relating to $1,500,000,000 Issue Amount of Unallocated Securities
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Ladies and Gentlemen:

     We have acted as counsel to Lowe's Companies, Inc., a North Carolina corporation (the "Company"), in connection with the registration by the Company of an aggregate of $1,500,000,000 of its (i) unsecured debt securities ("Debt Securities"), which may be either senior debt securities ("Senior Debt Securities") or subordinated debt securities ("Subordinated Debt Securities");
(ii) shares of preferred stock, par value $5.00 per share ("Preferred Stock"), which may be issued in the form of depositary shares evidenced by depositary receipts ("Depositary Shares"); (iii) shares of common stock, par value $.50 per share ("Common Stock"); (iv) indexed rights and warrants and warrants to purchase Debt Securities as shares of Common Stock or Preferred Stock, on terms to be determined at the time of sale ("Warrants"); and (v) stock purchase contracts ("Stock Purchase Contracts") and stock purchase units ("Stock Purchase Units"), on terms to be determined at the time of sale (the Debt Securities, Preferred Stock, Depositary Shares, Common Stock, Warrants, Stock Purchase Contracts and Stock Purchase Units are referred to collectively herein as the "Securities"), as set forth in the Registration Statement on Form S-3 (the "Registration Statement") being filed on the date hereof with the Securities and Exchange Commission (the "Commission") by the Company pursuant to the Securities Act of 1933, as amended. The Securities are to be issued in one or more series and are to be sold from time to time as set forth in the Registration Statement, the Prospectus contained therein (the "Prospectus"), and any amendments or supplements thereto.

     In rendering this opinion, we have relied upon, among other things, our examination of such records of the Company and certificates of its officers and of public officials as we have deemed necessary.

     Based upon the foregoing, we are of the opinion that:

     1. The Company is duly incorporated, validly existing and in good standing under the laws of the State of North Carolina; and
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Lowe's Companies, Inc.
February 8, 2001
Page 2


     2. When (a) the terms of any class or series of the Securities have been authorized by appropriate corporate action of the Company and (b) the Securities have been issued and sold upon the terms and conditions set forth in the Registration Statement, the Prospectus and the applicable supplement to the Prospectus, and, with respect to Debt Securities, such Debt Securities have been duly executed, authenticated and delivered in accordance with the applicable indenture, then (w) the Debt Securities will be validly authorized and issued and binding obligations of the Company, (x) the Preferred Stock and the Common Stock will be legally issued, fully paid and nonassessable, (y) the Warrants will be validly authorized and issued and binding obligations of the Company, and (z) the Stock Purchase Contracts or Stock Purchase Units, as the case may be, will be validly authorized and issued and binding obligations of the Company.

     We consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the statement made in reference to this firm under the caption "Legal Matters" in the Registration Statement.


                                              Very truly yours,


                                              /s/ Hunton & Williams
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                                              HUNTON & WILLIAMS